UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): January 23, 2004


                        REAL ESTATE ASSOCIATES LIMITED
            (Exact name of registrant as specified in its charter)


           CALIFORNIA                     0-09262              95-3187912
  (State or other jurisdiction          (Commission         (I.R.S. Employer
of incorporation or organization)      File Number)        Identification No.)


                               55 Beattie Place
                             Post Office Box 1089
                       Greenville, South Carolina 29602
              (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (864) 239-1000


                                      N/A
            (Former name or address, if changed since last report)


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Item 5. Other Events.

         On January 23, 2004, the Third Restated Certificate and Agreement of Limited Partnership (the "Partnership Agreement") of Real Estate Associates Limited (the "Partnership") was amended to (1) eliminate the requirement that the cash proceeds from the sale of an individual project or project interest must exceed the tax liability to the limited partners resulting from that sale, and (2) modify the provision in the Partnership Agreement that requires limited partner approval for a sale of all or substantially all assets so that sales of projects or project interests in transactions that are not a series of related transactions do not require limited partner approval. The amendments to the Partnership Agreement and the complete text of the Partnership agreement as amended are included as Exhibits 3.1 and 3.2 respectively to this report and incorporated herein by this reference.


Item 7. Financial Statements and Exhibits.

         (c) Exhibits.

         The following exhibits are filed with this report:

   Exhibit Number        Description
   --------------        -----------

         3.1 Amendments to Third Restated Certificate and Agreement of Limited Partnership

         3.2 Third Restated Certificate and Agreement of Limited Partnership (complete text as amended)

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         REAL ESTATE ASSOCIATES LIMITED

                         By: NATIONAL PARTNERSHIP INVESTMENTS CORP., as General Partner

                               By:      /s/ Jeffrey H. Sussman
                                        -----------------------------
                               Name:    Jeffrey H. Sussman
                               Title:   Senior Vice President, General
                                        Counsel and Secretary

Date:  January 26, 2004